SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 30, 2007 (January 24, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: Entry into Material Definitive Agreements

Acceptance of Subscription Agreements and Second Closing of Offering of Common Stock

On January 26, 2007, Zion accepted subscription agreements in a total amount of $2,008,111 received from 484 subscribers to its public offering of shares of common stock (the "offering") subject of Zion's Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on September 26, 2006 (the "Registration Statement"). Pursuant to the accepted subscription agreements, the subscribers subscribed for 286,873 shares of Zion's common stock at $7.00 per share to be issued by Zion at the second closing of the offering (the "second closing").

The second closing took place on January 29, 2007. At the second closing Zion issued instructions to the escrow agent to disburse proceeds of the cash subscriptions in the amount of $1,750,152.89 to the company and issued 286,873 shares of its common stock to its transfer agent for distribution in accordance with the instructions of the subscribers. The remaining $227,578.11 of funds in the escrow account were distributed at the second closing to Network 1 Financial Services, Inc., the underwriter of the offering, in accordance with the terms of the underwriting agreement as described in the Registration Statement, as follows: $111,718.74 in commissions, $55,859.37 of expense reimbursement and $60,000 in financial advisory and investment banking fees. At the second closing, Zion also issued to the underwriter, in accordance with the terms of the underwriting agreement, an Underwriter's Warrant to purchase 6,593 shares of Zion common stock at a price of $8.75 per share to be exercisable for a period beginning six months after the final closing of the offering and expiring on December 28, 2009.

Zion will use the proceeds of the second closing for the purposes and in the amounts described in the Registration Statement.

Item 5.03: Amendments to Bylaws

On January 24, 2007, the board of directors amended Section 1 (Certificates for Shares) of Article VII (Capital Stock) of Zion's bylaws to clarify that shares of stock of Zion need not be represented by physical certificates, but may be represented by book entry on Zion's share register only. As the amendment is for clarification of an existing situation, the amendment was effective upon its adoption. A copy of Section 1 of Article VII of the bylaws as amended is attached as Exhibit 3(ii).1 of Item 9.01(d).

Item 8.01: Other Events

1. Announcement of Anticipated Third Closing of Offering

On January 29, 2007, Zion announced that it was scheduling a third closing of its offering subject of the Registration Statement to take place on February 28, 2007, unless the offering is earlier terminated. The terms of the continuing offering will be the same as prior to the second closing at $7.00 per share with a 100 share minimum. See press release attached at Exhibit 99.1 at Item 9.01(d) below.

Under the terms of the offering, Zion may schedule multiple additional closings during the period following the second closing through the earlier of (i) March 26, 2007 (subject to further extension for up to an additional 60 days) or (ii) the date on which a total of 2,000,000 shares have been subscribed and accepted - unless earlier terminated by the company.

Item 9.01(d):

Exhibit 2(ii).1 Section 1 of Article VII of Bylaws as amended on January 24, 2007

Exhibit 99.1 Press Release dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 30, 2007

Zion Oil and Gas, Inc.

By: /s/ E A Soltero

Eugene A. Soltero
Chief Executive Officer